PROXY
                         THE INTERLAKE CORPORATION

                           550 Warrenville Road

                        Lisle, Illinois 60532-4387

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned acknowledges receipt of the accompanying notice of meeting and 1998 proxy statement and hereby appoints Stephen Gregory, W. Robert Reum and Stephen R. Smith, and each of them, with power of substitution, attorneys and proxies to vote all shares of the Company's common stock, par value $1.00 per share, held of record by the undersigned on March 10, 1998, on behalf of the undersigned at the annual meeting of stockholders of The Interlake Corporation to be held at the Opryland Hotel Convention Center, 2800 Opryland Drive, Nashville, Tennessee 37214, on Thursday, April 23, 1998, at 10:00 a.m. local time, and at any adjournment thereof, on the following matters:

1.      ELECTION OF DIRECTORS, Nominees:

            John E. Jones            W. Robert Reum

2.      Proposal to approve the adoption of the 1998 Stock Incentive Program.

3. Such other business as may properly come before said meeting or any adjournment thereof.


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.


(See Reverse Side)

( X )  Please mark your votes as in this example.



        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees listed in Proposal 1; for Proposal 2; and in accordance with the discretion of the proxyholders on all other business.


                   Directors recommend a vote "FOR"


1.      Election of Directors    FOR (   )            WITHHOLD AUTHORITY (   )
        (See Reverse)
        For, except vote withheld from the following nominees:
        ________________________________

2.      Approval of 1998 Stock Incentive Program

              (   )  FOR            (   ) AGAINST            (   ) ABSTAIN

3. In their discretion to vote upon such other business as may properly come before said meeting or any adjournment thereof.

        Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:                    , 1998            _______________________________
                                            Signature


                                            _______________________________
                                            Signature if held jointly
seproxcd.98a